                             STOCK PURCHASE AGREEMENT

                                      AMONG

                                    JIA, INC.

                                  SUMMIT V, INC

                                       AND

               JENKON INTERNATIONAL, INC., A DELAWARE CORPORATION

                                       AND

              JENKON INTERNATIONAL, INC., A WASHINGTON CORPORATION



                            DATED AS OF APRIL 6, 2000

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS...............................................................................1

ARTICLE II - PURCHASE AND SALE OF SHARES..............................................................3
         2.1      Purchase and Sale of Shares.........................................................3
         2.2      Consideration for Shares............................................................3
                  2.2.1      Closing Payment..........................................................3
                  2.2.2      Note.....................................................................3
                  2.2.3      Escrow...................................................................3
         2.3      Closing.............................................................................4

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS......................4
         3.1      Shareholder Matters.................................................................4
                  3.1.1      Good Title...............................................................4
                  3.1.2      Authority................................................................5
                  3.1.3      Enforceability...........................................................5
                  3.1.4      No Approvals or Notices Required; No Conflicts...........................5
         3.2      Company Organization; Good Standing; Corporate Authority; Enforceability............5
         3.3      Capitalization......................................................................6
         3.4      Subsidiaries and Affiliates.........................................................7
         3.5      No Approvals or Notices Required; No Conflicts......................................7
         3.6      Financial Statements; Obligations...................................................7
         3.7      Action by David Edwards.............................................................8
         3.8      Accuracy of SEC Filings.............................................................8
         3.9      Corporate Books and Records.........................................................8
         3.10     Brokers or Finders..................................................................9
         3.11     Bank Accounts.......................................................................9
         3.12     Accuracy of Representations and Warranties..........................................9
         3.13     Tax Consequences....................................................................9

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER..................................................9
         4.1      Organization.......................................................................10
         4.2      Enforceability.....................................................................10
         4.3      No Approvals or Notices Required; No Conflicts With Instruments....................10
         4.4      Claims and Legal Proceedings.......................................................10


STOCK PURCHASE AGREEMENT                                                  PAGE i

         4.5      Tax Consequences...................................................................11
         4.6      Accuracy of SEC Filings............................................................11
         4.7      Accuracy of Representations and Warranties.........................................11

ARTICLE V - COVENANTS................................................................................11
         5.1      Conduct of Business by the Company Pending the Closing.............................11
         5.2      Access to Information; Confidentiality.............................................14
         5.3      No Solicitation....................................................................14
         5.4      Notification of Certain Matters....................................................17
         5.5      Further Action.....................................................................17
         5.6      Publicity..........................................................................18

ARTICLE VI - ADDITIONAL AGREEMENTS...................................................................18
         6.1      Preparation of the Proxy Statement; Stockholders Meeting...........................18
         6.2      Certain Expenses...................................................................18
         6.3      Assignment of Intellectual Property............................

ARTICLE VII -CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER............................................19
         7.1      Accuracy of Representations and Warranties.........................................19
         7.2      Performance of Agreements..........................................................19
         7.3      Opinion of Counsel for the Company and the Shareholders............................19
         7.4      Consents to Sale of Shares.........................................................19
         7.5      Officers' Certificate..............................................................20
         7.6      Shareholder's Certificate..........................................................20
         7.7      Material Adverse Change............................................................20
         7.8      Approvals and Consents.............................................................20
         7.9      Proceedings and Documents; Secretary's Certificate.................................20
         7.10     Compliance With Laws...............................................................20
         7.11     Legal Proceedings..................................................................20
         7.12     Delivery of Certificates...........................................................21
         7.14     Noncompetition Agreements..........................................................21
         7.15     Waiver by Insiders.................................................................21

ARTICLE VIII - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS...............21
         8.1      Accuracy of Representations and Warranties.........................................21
         8.2      Performance of Agreements..........................................................22
         8.3      Opinion of Counsel for Buyer.......................................................22
         8.4      Officers' Certificate..............................................................22
         8.5      Material Adverse Change............................................................22


STOCK PURCHASE AGREEMENT                                                 PAGE ii

         8.6      Approvals and Consents.............................................................22
         8.7      Proceedings and Documents; Secretary's Certificate.................................22
         8.8      Compliance With Laws...............................................................23
         8.9      Legal Proceedings..................................................................23
         8.10     Fairness Opinion...................................................................23
         8.11     Waiver by Insiders.................................................................24

ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER.......................................................24
         9.1      Termination........................................................................24
         9.2      Effect of Termination..............................................................25
         9.3      Amendment..........................................................................25
         9.4      Waiver.............................................................................25

ARTICLE X - SURVIVAL AND INDEMNIFICATION.............................................................26
         10.1     Survival...........................................................................26
         10.2     Indemnification....................................................................26
                  10.2.1     Indemnification by the Shareholders.....................................26
                  10.2.2     Indemnification by Buyer................................................27
         10.3     Limitations........................................................................27
         10.4     Procedure for Indemnification......................................................28
                  10.4.1     Claim Notice............................................................28
                  10.4.2     Dispute Notice..........................................................28
                  10.4.3     Third-Party Claims......................................................28
         10.5     Investigations; Waivers............................................................28

ARTICLE XI - GENERAL.................................................................................29
         11.1     Expenses...........................................................................29
         11.2     Specific Enforcement...............................................................30
         11.3     Consequential Damages..............................................................30
         11.4     Assignment.........................................................................30
         11.5     Notices............................................................................31
         11.6     Governing Law; Jurisdiction; Venue.................................................32
         11.7     Successors and Assigns.............................................................32
         11.8     Severability.......................................................................32
         11.9     Entire Agreement; Counterparts.....................................................33


STOCK PURCHASE AGREEMENT                                                PAGE iii

                            STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement (this "AGREEMENT") is entered into as of April 6, 2000 among JIA, Inc., a WASHINGTON, corporation ("BUYER"), Jenkon International, Inc., a WASHINGTON corporation ("the SHAREHOLDER"), Jenkon International, Inc., a DELAWARE corporation (the "PARENT"), and Summit V, Inc., a Washington corporation (the "COMPANY"). The Shareholder and Parent are collectively referred to as the "SHAREHOLDERS." Shareholder is a wholly owned subsidiary of Parent.

                                    RECITALS

        A. The Shareholder owns the Shares and desires and intends to sell the Shares to Buyer at the price and on the terms and subject to the conditions set forth below.

        B. Buyer desires and intends to purchase the Shares from the Shareholder at the price and on the terms and subject to the conditions set forth below.

                                    AGREEMENT

        In consideration of the terms hereof and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                             ARTICLE I - DEFINITIONS

        1.1. "BALANCE SHEET": The balance sheet of the Company as of December 31, 1999.

        1.2.    "BUYER INDEMNIFIED PARTIES": As defined in Section 10.2.1.

        1.3.    "CLAIM": As defined in Section 10.2.1.

        1.4.    "CLAIM NOTICE": As defined in Section 10.4.2.

        1.5.    "CLOSING": As defined in Section 2.3.

        1.6.    "CLOSING AMOUNT": As defined in Section 2.2.1.

        1.7. "CLOSING DATE": The date, time and place of Closing as specified in Section 2.3.

        1.8.    "COMMON STOCK": As defined in Section 3.3(a).


STOCK PURCHASE AGREEMENT

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        1.9.    "DISCLOSURE SCHEDULES": The Disclosure Schedules attached and made a part hereof and which constitute in their entirety a representation and warranty under Article III.

        1.10.   "ESCROW AGENT": As defined in Section 2.2.3.

        1.11.   "ESCROW AGREEMENT": As defined in Section 2.2.3.

        1.12.   "ESCROW AMOUNT": As defined in Section 2.2.3.

        1.13.   "FINANCIAL STATEMENTS": As defined in Section 3.6.

        1.14. "GAAP": Generally accepted accounting principles in the United States.

        1.15.   "INDEMNIFIED PARTIES": As defined in Section 10.2.2.

        1.16. "KNOWLEDGE": Representations and warranties to a party's knowledge mean that in acquiring such knowledge, the party representing and warranting such knowledge need not make any inquiry or investigation.

        1.17.   "LOSSES": As defined in Section 10.2.1.

        1.18.   "MATERIAL": Material individually or in the aggregate.

        1.19.   "NOTE": As defined in Section 2.2.2.

        1.20.   "PARENT": As defined in the first paragraph.

        1.21. "PERSON": Any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority.

        1.22. "PURCHASE PRICE": The aggregate purchase price for the Shares, as defined in Section 2.2.

        1.23.   "SHAREHOLDER": As defined in the first paragraph.

        1.24.   "SHAREHOLDERS": As defined in the first paragraph.

        1.25.   "SHAREHOLDER INDEMNIFIED PARTIES": As defined in Section 10.2.2.

        1.26. "SHARES": The 5,000 shares of common stock of the Company to be purchased by Buyer, representing 100% of the outstanding shares of the Company.

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                                      -2-


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        1.27.   "SUBSIDIARY": When used in reference to any Person, shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such Person.

        1.28. "TRANSACTION DOCUMENTS": This Agreement and each of the agreements, certificates, instruments and documents executed or delivered pursuant to the terms of this Agreement.

                    ARTICLE II - PURCHASE AND SALE OF SHARES

2.1     PURCHASE AND SALE OF SHARES

        On the terms and subject to the conditions of this Agreement, Buyer agrees to purchase the Shares from the Shareholder, and the Shareholder agrees to sell the Shares to Buyer.

2.2     CONSIDERATION FOR SHARES

        The aggregate purchase price for the Shares is $1,175,000 (the "PURCHASE PRICE"), payable as set forth in this Section 2.2.

        2.2.1   CLOSING PAYMENT

        The sum of $500,000 (the "CLOSING AMOUNT") shall be paid by Buyer to the Shareholder (a) through the release to the Shareholder of the $200,000 Escrow Amount, as defined in section 2.2.3 below, and (b) by bank wire transfer of $300,000, in each case at the Closing.

        2.2.2   NOTE

        At the Closing, the Buyer will deliver to the Shareholder a Note in the principal amount of $675,000. The Note will be in form mutually acceptable to Buyer and Shareholder, will bear interest at the rate of 10% per annum payable quarterly in arrears, and all principal and interest will be due and payable one year from the Closing Date. The Note will be secured by a pledge in form reasonably satisfactory to Shareholders of 75,000 shares of the common stock of Parent.

        2.2.3   ESCROW

        Within three business days of the date of this Agreement, Buyer will deposit the sum of $200,000 (the "ESCROW AMOUNT") with a mutually satisfactory escrow agent (the "ESCROW AGENT") to be held in escrow as evidence of financial capacity and


STOCK PURCHASE AGREEMENT
                                      -3-
in accordance with a mutually satisfactory Escrow Agreement (the "ESCROW AGREEMENT") to be entered into by Buyer, the Shareholder and the Escrow Agent.

2.3     CLOSING

        The closing of the transactions contemplated herein (the "CLOSING") shall be TWO days following stockholder approval by the stockholders of Parent and shall be held at the office of Perkins Coie, 1211 SW Fifth Avenue, Portland, Oregon 97204, at 9:00 A.M. local time, or such other time and date as Buyer and the Shareholder shall agree (the "CLOSING DATE"). At the Closing, each of Buyer, and the Shareholder shall take all such action and deliver all such funds, documents, instruments, certificates and other items as may be required, under this Agreement or otherwise, in order to perform or fulfill all covenants, conditions and agreements on its part to be performed or fulfilled at or before the Closing Date and to cause all conditions precedent to the other parties' obligations under this Agreement to be satisfied in full.

                 ARTICLE III - REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDERS

        To induce Buyer to enter into and perform this Agreement, and except as is otherwise set forth in the Disclosure Schedules, which exceptions shall specifically identify the paragraph or paragraphs of this Article III to which such exceptions relate, and which shall constitute in its entirety a representation and warranty under this Article III, the Company, the Shareholder and the Parent jointly and severally represent and warrant to Buyer as of the date of this Agreement and as of the Closing as follows in this Article III (which representations and warranties shall survive the Closing as provided in Article X).

3.1     SHAREHOLDER MATTERS

        3.1.1   GOOD TITLE

        The Shareholder is the beneficial and record owner of the Shares which represent all of the issued and outstanding capital stock of the Company. Such Shares are owned free and clear of any lien, encumbrance, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase and upon the consummation of the sale of such Shares as contemplated hereby, Buyer will acquire good title to such Shares, free and clear of any lien, encumbrance, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws or those created by Buyer), preemptive right, option or other right.


STOCK PURCHASE AGREEMENT
                                      -4-


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        3.1.2   AUTHORITY

        Each of the Shareholders and the Parent has all requisite corporate power, right and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and the Shareholder has the power sell and transfer such Shares without the consent or approval of any other Person.

        3.1.3   ENFORCEABILITY

        This Agreement has been, and the other Transaction Documents to which any of the Shareholders is a party on the Closing will be, duly executed and delivered by the Shareholders, and this Agreement is, and each of the other Transaction Documents to which it is a party on the Closing will be, the legal, valid and binding obligation of the Shareholders, enforceable against the Shareholders in accordance with its terms.

        3.1.4   NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS

        The execution, delivery and performance of this Agreement and the other Transaction Documents by the Shareholders, and the consummation of the transactions contemplated hereby and thereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to the Shareholders, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person other than (i) consent of the stockholders of Parent (including, to the extent required, the filing and approval of a proxy statement with the Securities and Exchange Commission), and
(ii) notification of the Nasdaq Stock Market, Inc. to the extent required under its rules, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, or (d) result in the creation of any lien or encumbrance upon the assets of the Shareholders, or upon any Shares or other securities of the Company.

3.2     COMPANY ORGANIZATION; GOOD STANDING; CORPORATE AUTHORITY; ENFORCEABILITY

        The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington. The Company is duly qualified to


STOCK PURCHASE AGREEMENT
                                      -5-
do business, and is in good standing in the states required due to (a) the ownership or lease of real or personal property for use in the operation of the Company's business or (b) the nature of the business conducted by the Company except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company. The Company has all requisite power, right and authority to own, operate and lease its properties and assets, to carry on its business as now conducted and as proposed to Buyer by the Company to be conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby.

        All actions on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of all of the Company's obligations under this Agreement and the other Transaction Documents have been taken or will be taken prior to the Closing. This Agreement has been, and the other Transaction Documents to which the Company is a party on the Closing will be, duly executed and delivered by the Company, and this Agreement is, and each of the other Transaction Documents to which it is a party on the Closing will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.3     CAPITALIZATION

        (a) The authorized capital stock of the Company consists of 50,000 shares of common stock, one dollar par value (the "COMMON STOCK").

        (b) The issued and outstanding capital stock of the Company consists and as of the Closing will consist solely of the Shares, which are and as of the Closing will be held of record by the Shareholder. All shares of Common Stock that are issued and outstanding are, and as of the Closing Date will be, duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal, state and foreign securities laws. Except for the Shareholder, no Person holds any interest in any of the Shares.

        (c) There are no outstanding rights of first refusal, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company of any of the Shares or other securities of the Company.

        (d) The Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any Persons, that


STOCK PURCHASE AGREEMENT
                                      -6-
affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company.

3.4     SUBSIDIARIES AND AFFILIATES

        The Company does not have, and has never had, any Subsidiaries. The Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

3.5     NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS

        The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, and the consummation of the transactions contemplated hereby and thereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to the Company, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person other than (i) consent of the stockholders of Parent (including, to the extent required, the filing and approval of a proxy statement with the Securities and Exchange Commission), (ii) notification of the Nasdaq Stock Market, Inc. to the extent required under its rules, and (iii) consent of the landlord of the premises occupied by Summit V, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, (d) result in the creation of any lien or encumbrance upon the assets of the Company, or upon any Shares or other securities of the Company, (e) conflict with or result in a breach of or constitute a default under any provision of the Articles or Bylaws of the Company, or (f) invalidate or adversely affect any material permit, license, authorization or status used in the conduct of the business of the Company.

3.6     FINANCIAL STATEMENTS; OBLIGATIONS

        The Company has delivered to Buyer (a) balance sheets and statements of operations, shareholders' equity and cash flows of the Parent at and for the fiscal years ended June 30, 1998, 1999, and accompanying notes, audited by BDO Seidman, independent auditors and certified public accountants, and (b) unaudited balance sheets and unaudited statements of operations and cash flows of the Parent at and for


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                                      -7-
the six month period ended December 31, 1999. All the foregoing financial statements (including the notes thereto) are referred to as the "FINANCIAL STATEMENTS". The Financial Statements have been prepared in conformity with GAAP consistently applied throughout the periods covered, except as may be indicated in the notes thereto, and present fairly the financial position, results of operations and changes in financial position of the Parent at the dates and for the periods indicated, subject, in the case of the unaudited financial statements, to normal recurring period-end adjustments.

        To the knowledge of David Edwards, the Company has no liabilities or obligations of any nature (absolute, accrued or contingent) that are not fully reflected or reserved against in the Balance Sheet, as prescribed by GAAP and the Financial Accounting Standards Board, except liabilities or obligations incurred since the date of the Balance Sheet in the ordinary course of business and consistent with past practice. The Company maintains and will continue to maintain standard systems of accounting established and administered in accordance with GAAP. The Company is not a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person.

3.7     ACTION BY DAVID EDWARDS

         Since June 30, 1999 David Edwards has not entered into any contracts on behalf of the Company or Jenkon International (UK) nor entered into any employment agreement or arrangement on behalf of those entities except a bonus arrangement with Cliff De Groot.

3.8     ACCURACY OF SEC FILINGS

        To the knowledge of David Edwards, the filings made with the Securities and Exchange Commission by the Parent (the "SEC Documents") do not contain a misstatement of material fact concerning the Company, its operations and financial condition or omit to state a fact necessary to make such statements contained therein not misleading.

3.9     CORPORATE BOOKS AND RECORDS

        The Company has furnished to Buyer true and complete copies of (a) the Articles of Incorporation and Bylaws of the Company as currently in effect, including all amendments thereto, (b) the minute books of the Company, and (c) the stock transfer books of the Company. Such minutes reflect all meetings of the Company's shareholders, Board of Directors and any committees thereof since the Company's


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                                      -8-
inception, and such minutes accurately reflect the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company since its inception.

3.10    BROKERS OR FINDERS

        The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby other than such arranged or committed to by Buyer.

3.11    BANK ACCOUNTS

        Disclosure Schedule 3.11 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

3.12    ACCURACY OF REPRESENTATIONS AND WARRANTIES

        To the knowledge of David Edwards, none of the representations and warranties of Buyer contained in this agreement is inaccurate, contains a misstatement of material fact, or omits to state a fact necessary to make such statements contained therein not misleading.

3.13    TAX CONSEQUENCES

        Neither Parent nor Shareholder makes any representation or warranty with respect to, and each expressly disclaims any responsibility for, any Tax consequences to the Buyer arising out of the structure or terms of this Agreement, or the negotiation or consummation hereof. The Buyer shall be solely responsible for any such Tax consequences.

                   ARTICLE IV - REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

        To induce the Company and the Shareholders to enter into and perform this Agreement, Buyer represents and warrants to the Company and the Shareholders as of the date of this Agreement and as of the Closing as follows in this Article IV:


STOCK PURCHASE AGREEMENT
                                      -9-

4.1     ORGANIZATION

        Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington. Buyer has all requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby.

4.2     ENFORCEABILITY

        All corporate action on the part of Buyer and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby, and the performance of all of Buyer's obligations under this Agreement and the other Transaction Documents to which it is a party has been taken or will be taken prior to the Closing. This Agreement has been, and the other Transaction Documents to which Buyer is a party on the Closing will be duly executed and delivered by Buyer, and this Agreement is, and each of the other Transaction Documents to which Buyer is a party on the Closing will be, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

4.3     NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH INSTRUMENTS

        The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to Buyer, (b) require Buyer to obtain any consent, approval or authorization of, or declaration, filing or registration with, any Person, or (c) constitute a violation of any provisions of Buyer's Articles of Incorporation or Bylaws.

4.4     CLAIMS AND LEGAL PROCEEDINGS

        There is no claim, action, suit, arbitration, criminal or civil investigation or proceeding pending or involving or, to Buyer's knowledge, threatened against Buyer before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person, that questions the


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                                      -10-
validity of this Agreement or any action taken or to be taken by Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby.

4.5     TAX CONSEQUENCES

        Buyer does not make any representation or warranty with respect to, and expressly disclaims any responsibility for, any Tax consequences to the Shareholder arising out of the structure or terms of this Agreement, or the negotiation or consummation hereof. The Shareholder shall be solely responsible for any such Tax consequences.

4.6     ACCURACY OF SEC FILINGS

        To the knowledge of Daniel Jensen and Robert Cavitt, the filings made with the Securities and Exchange Commission by the Shareholder (the "SEC Documents") do not contain a misstatement of material fact concerning the Company, its operations and financial condition or omit to state a fact necessary to make such statements contained therein not misleading.

4.7     ACCURACY OF REPRESENTATIONS AND WARRANTIES

        To the knowledge of Daniel Jensen and Robert Cavitt, none of the representations and warranties of Shareholders and the Company contained in this Agreement are inaccurate, contain a misstatement of material fact, or omit to state a fact necessary to make such statements contained therein not misleading.

                              ARTICLE V - COVENANTS

        Between the date of this Agreement and the time of Closing, the parties covenant and agree as set forth in this Article V.

5.1     CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING

        Unless Buyer shall otherwise agree in writing, the business of the Company shall be conducted only in, and the Company shall not take any action except in, and the directors and officers of the Company and the Shareholders shall cause the Company to be conducted in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company, to keep available the services of the current directors, officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers and other persons with which


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


the Company has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, the Company shall not, between the date of this Agreement and the time of Closing, directly or indirectly do, or propose to do, any of the following without giving Buyer prior written notice of and receiving Buyer's prior written consent:

        (a)     amend or otherwise change its Charter or Bylaws;

        (b) except as disclosed on Disclosure Schedule 5.1(b), issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or (ii) any assets of the Company;

        (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock property or otherwise, with respect to any of its capital stock;

        (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

        (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) or form any corporation, partnership, other business organization or division thereof, or acquire directly or indirectly any material amount of assets; (ii) except as contemplated by this Agreement incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice which loans shall be on terms and conditions satisfactory to Buyer; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure that is in excess of $5,000 or capital expenditures that are, in the aggregate, in excess of $25,000; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

        (f) enter into any employment, consulting or agency agreement, or increase the compensation payable or to become payable to its officers, employees or consultants, except for increases in accordance with existing agreements or past practices for employees of the Company who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance


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                                      -12-
agreement with, any director, officer or employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

        (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

        (h) make any tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign income tax liability;

        (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

        (j)     enter into any equipment lease; or

        (k) take or agree to take any action specified in Section 3.7, or enter into any other material transaction other than those specified above; or

        (l)     agree to do any of the foregoing.

Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor the Shareholder shall have been deemed to have breached or violated the provisions of this Section 5.1 with respect to any action taken by the Company that is authorized, approved, effected or implemented by the Buyer, Daniel Jensen or Robert Cavitt following the date of this Agreement, whether pursuant to the terms of any Management Agreement between the Company, Shareholders and Buyer (the "Management Agreement"), or otherwise. Notwithstanding anything to the contrary contained in this Agreement, the Management Agreement or any other agreements contemplated hereby or thereby, Buyer agrees that it shall not cause or permit any action described in Section
5.1 to be taken without the express written consent of Shareholder, which consent may only be signed by David Edwards, or an independent member of the Board of Directors of Shareholder; provided the Company is expressly


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                                      -13-
authorized to borrow operating funds from Buyer or any other person to the Company introduced by Buyer.

Notwithstanding anything to the contrary contained elsewhere in this Agreement, the parties hereto acknowledge and agree that prior to Closing, Shareholder shall cause all of the issued and outstanding shares of Jenkon International Limited, a United Kingdom corporation (Jenkon U.K.) to be contributed to the Company, so that at Closing, Jenkon U.K. shall be a wholly-owned subsidiary of the Company. In this regard, Parent represents and warrants that other than liabilities reflected on the financial statements of Parent filed with the Securities and Exchange Commission, there are no liabilities or other outstanding obligations of Jenkon U.K.

5.2     ACCESS TO INFORMATION; CONFIDENTIALITY

        From the date hereof to the time of Closing, the Company and the Shareholders shall, and shall cause their representatives to, afford Buyer and its representatives complete access at all reasonable times to the officers, employees, agents, properties, offices and other facilities, books and records of the Company and shall furnish Buyer with all financial, operating and other data and information as Buyer may reasonably request and as such access is necessary to the consummation of the transactions contemplated hereby.

5.3     NO SOLICITATION

        (a) The Company and Shareholders shall not, nor shall they authorize or permit any of their officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that if, at any time prior to the Closing Date either of the Boards of Directors of the Shareholders determines in good faith that (i) after consultation with outside counsel that failure to do so would create a substantial risk of liability for breach of its fiduciary duties to its stockholders under applicable law and (ii) that such Takeover Proposal constitutes a Superior Proposal (as hereinafter defined), the Company and Shareholders may, in response to a written Takeover Proposal that was unsolicited or that did not otherwise result from a breach of this Section 5.3(a), and subject to compliance with Section 5.3(c), (x) furnish information with respect to the Company to any person pursuant to a customary and reasonable confidentiality agreement no less favorable to the Company, and no less


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                                      -14-
onerous to such person, than the confidentiality obligation contained herein and
(y) participate in negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or Shareholders, or any investment banker, attorney or other advisor or representative of the Company or Shareholders, acting on behalf of the Company or Shareholders, shall be deemed to be a breach of this Section 5.3(a) by the Company and Shareholders. The Company and Shareholders will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any Takeover Proposal and request the return of all information provided to third parties pursuant to one or more confidentiality agreements. For purposes of this Agreement, "Takeover Proposal" means any proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company (other than products of the Company) or at least 20% interest in the total voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

        (b) Except as expressly permitted by this Section 5.3, neither the Boards of Directors of the Shareholders nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyer, the approval or recommendation by such Boards of Directors or any such committee of this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) cause the Company or Shareholders to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (an "Acquisition Agreement") with respect to any Takeover Proposal. Notwithstanding the foregoing, prior to the Closing Date, either of the Boards of Directors of Shareholders, to the extent either determines in good faith after consultation with outside legal counsel that failure to do so would create a substantial risk of liability for breach of its fiduciary duties to the Parent's stockholders under applicable law, may withdraw or modify its approval or recommendation of this Agreement or the Merger or recommend any Superior Proposal (as hereinafter defined), in each case at any time after the third business day following Buyer's receipt of written notice (a "Notice of Superior Proposal") advising Buyer that the Board of Directors of one of the Shareholders has received a Superior Proposal, specifying the identity of the person making the Takeover Proposal and the material terms and conditions of the Superior Proposal (it being understood that any amendment to the price or material terms of a


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                                      -15-

Superior Proposal shall require an additional Notice of Superior Proposal and an additional three business day period thereafter to the extent permitted under applicable law). In addition, prior to the Closing Date, either of the Boards of Directors of Shareholders, to the extent it determines in good faith, after consultation with outside legal counsel, that failure to do so would result in a substantial risk of liability for breach of its fiduciary duties to its stockholders under applicable law, may cause the Shareholders to terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into an Acquisition Agreement with respect to a Superior Proposal). For purposes of this Agreement, a "Superior Proposal" means any bona fide written proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or equities, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and otherwise on terms which the Boards of Directors of the Shareholders determine in good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the transactions contemplated by this Agreement.

        (c) In addition to the obligations of the Shareholders set forth in paragraphs (a) and (b) of this Section 5.3, the Company promptly shall within 24 hours after receipt advise Buyer orally and in writing of any request for nonpublic information which either of the Shareholders reasonably believes could lead to a Takeover Proposal or of any Takeover Proposal, or any inquiry with respect to or which either of the Shareholders reasonably believes could lead to any Takeover Proposal, the identity of the person making such Takeover Proposal and the material terms and conditions of such request, Takeover Proposal or inquiry. The Shareholders will keep Buyer promptly informed in all material respects of the status and details (including amendments or proposed amendments) of any such Takeover Proposal or inquiry.

        (d) Nothing contained in this Section 5.3 or elsewhere in this Agreement shall prohibit the Parent from (i) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of Parent required by applicable laws; provided that the Shareholders shall not, except in accordance with the provisions of Section 5.3(b), withdraw or modify, or propose to withdraw or modify, its recommendation of the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.


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                                      -16-

5.4     NOTIFICATION OF CERTAIN MATTERS

        The Company and/or the Shareholders shall give prompt written notice to Buyer, and Buyer shall give prompt written notice to the Company and/or the Shareholders, of (a) the occurrence or nonoccurrence of any event which would be likely to (i) cause any representation or warranty of the Company and/or the Shareholders or Buyer, respectively, contained in this Agreement to be materially untrue or inaccurate or (ii) result in the material failure to satisfy a closing condition in Article VII or VIII; (b) any material failure of the Company and/or the Shareholders or Buyer, respectively, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them; and (c) any written communication from any Person alleging that the consent of such Person may be required in connection with the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

5.5     FURTHER ACTION

        Upon the terms and subject to the conditions hereof, each of the parties shall (a) make promptly its respective filings, and thereafter make any other required submissions, under applicable laws with respect to the transactions contemplated hereby and shall cooperate with the other parties with respect to such filings and submissions and (b) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its reasonable best efforts to obtain all shareholder consents as well as waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the closing of the sale of the Shares to Buyer. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall use its reasonable best efforts to take all such action. None of Buyer, the Company or the Shareholders will undertake any course of action inconsistent with this Agreement or that would make any representations, warranties or agreements made by such party in this Agreement untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing.


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                                      -17-

5.6     PUBLICITY

        None of the parties shall disclose, make or issue, or cause to be disclosed, made or issued, any statement or announcement concerning this Agreement or the transactions contemplated hereby to any third parties (other than its officers, directors, employees, authorized representatives, legal advisors and financial advisors who need to know such information in connection with carrying out or facilitating the transactions contemplated hereby) without the prior written consent of the other parties, except as required by law or any listing or other agreement with any public securities trading exchange or market to which Buyer is a party and after providing written notice to the other parties of such required disclosure.

                       ARTICLE VI - ADDITIONAL AGREEMENTS

6.1     PREPARATION OF THE PROXY STATEMENT; STOCKHOLDERS MEETING

        As soon as practicable following the date of this Agreement, the Parent shall prepare and file with the SEC a Proxy Statement relating to the Transaction and seeking approval of the Transaction by stockholders of Parent. The Parent will use its reasonable efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable. Buyer shall furnish all information concerning itself to Parent as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement.

6.2     CERTAIN EXPENSES

        Shareholder will promptly, upon receipt of billing therefor from Buyer, reimburse Buyer for expenses, including transportation, lodging and meals incurred by Clifford DeGroot in providing assistance to Shareholder and its shareholders in Israel in connection with Shareholder's proxy statement.

6.3     ASSIGNMENT OF DOMAIN NAMES AND MARKS

         For good and valuable consideration, receipt of which is hereby acknowledged, Shareholders hereby assign to Company all rights, title and interest in and to the domain names and marks, registered or unregistered, identified in Exhibit A attached hereto, together with the good will associated thereto, including, the right to recover for damages and profits for past infringements thereof. Shareholders agree to execute and deliver at the request of Company, all papers, instruments, and assignments, and to perform any and all other reasonable acts Company may require, including recordation of the assignment, in order to vest all Shareholders' rights, title, and interest in and to the said domain names and marks in Company and/or to provide


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                                      -18-
evidence to support any of the foregoing in the event such evidence is deemed necessary by Company, to the extent such evidence is in the possession or control of Shareholders.

           ARTICLE VII - CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

        The obligations of Buyer to perform and observe the covenants, agreements and conditions to be performed and observed by it at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by Buyer:

7.1     ACCURACY OF REPRESENTATIONS AND WARRANTIES

        Each of the representations and warranties of the Company and the Shareholders contained in this Agreement and the other Transaction Documents to which each is a party (including applicable Exhibits or Disclosure Schedules) shall be true and correct as of the date hereof and at and as of the Closing Date as though made on that date; except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date.

7.2     PERFORMANCE OF AGREEMENTS

        The Company and the Shareholders shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any other Transaction Document to be performed and complied with by them at or prior to the Closing.

7.3     OPINION OF COUNSEL FOR THE COMPANY AND THE SHAREHOLDERS

        Buyer shall have received the opinion of Jeffer, Mangels Butler & Marmaro LLP, counsel for the Company and the Shareholders, dated the Closing Date, in form and substance reasonably acceptable to Buyer.

7.4     CONSENTS TO SALE OF SHARES

        The Company shall have received and shall have delivered to Buyer written consents to the sale of the Shares from each of the parties (other than the Company) to those agreements, leases, notes or other documents set forth as requiring such consent


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                                      -19-
on the Disclosure Schedules, which consents shall be satisfactory in all respects to Buyer in its sole and absolute discretion.

7.5     OFFICERS' CERTIFICATE

        Buyer shall have received a certificate of the Chief Executive and the chief financial officer of the Company, dated the Closing Date, certifying that the conditions set forth in Sections 7.1, 7.2, 7.4, 7.7 and 7.9 have been fulfilled.

7.6     SHAREHOLDER'S CERTIFICATE

        Buyer shall have received a certificate of each the Shareholders, executed on behalf of such Shareholder by its Chief Executive Officer and chief financial officer, dated the Closing Date, certifying that the conditions set forth in Sections 7.1, 7.2, 7.4, 7.7 and 7.9 have been fulfilled.

7.7     MATERIAL ADVERSE CHANGE

        Since the date hereof and through the Closing, there shall not have occurred (or be threatened) any material adverse change (a) in the business, operations, assets, liabilities, earnings, condition (financial or other), or prospects of the Company or (b) with respect to the Shareholders and the Shares, and no material adverse change shall have occurred (or be threatened) in any domestic or foreign laws or regulations affecting the Company or in any third party contractual or other business relationships of the Company.

7.8     APPROVALS AND CONSENTS

        All transfers of permits or licenses and all approvals, applications or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby or for the continued operation of the Company as set forth in the Disclosure Schedules, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices material to the consummation of the transactions contemplated by this Agreement and referred to in the Disclosure Schedules shall have been obtained or delivered. All such transfers, approvals, and consents shall be satisfactory in all respects to Buyer in its sole and absolute discretion.

7.9      PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE

         All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions


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                                      -20-
shall have been approved by counsel to Buyer, and Buyer shall have received a certificate of the Secretary of the Company and each of the Shareholders, as to the authenticity and effectiveness of the actions of the Board of Directors of the Company and each of the Shareholders authorizing the sale of the Shares and the other transactions contemplated by this Agreement and the other Transaction Documents to which the Company or any of the Shareholders is a party, and such other documents as are reasonably specified by counsel to Buyer.

7.10    COMPLIANCE WITH LAWS

        The consummation of the transactions contemplated by this Agreement shall be legally permitted by all laws and regulations to which Buyer is subject.

7.11    LEGAL PROCEEDINGS

        No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened that would enjoin, restrain, condition or prevent consummation of this Agreement or the transactions contemplated hereby.

7.12    DELIVERY OF CERTIFICATES

        The Shareholder shall deliver to Buyer at Closing certificates representing the Shares, duly endorsed for transfer on the Company's books.

7.14    NONCOMPETITION AGREEMENTS

        David Edwards shall have entered into a two-year noncompetition agreement reasonably acceptable to Buyer to the effect he will not compete with the Company or Buyer as their businesses are now conducted.

7.15    WAIVER BY INSIDERS

        Each of Robert Cavitt, Daniel Jensen and David Edwards shall execute a release, in a form and substance reasonably satisfactory to Buyer and the Company, pursuant to which each of them releases Buyer, the Company and their respective affiliates from and against any liability for loans, compensation and other claims relating to or arising prior to the Closing Date (other than claims arising under this Agreement or the Transaction Documents).


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                                      -21-

                     ARTICLE VIII - CONDITIONS PRECEDENT TO
                       OBLIGATIONS OF THE COMPANY AND THE
                                  SHAREHOLDERS

        The obligations of the Company and the Shareholders to perform and observe the covenants, agreements and conditions to be performed and observed by each of them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Company and the Shareholders.

8.1     ACCURACY OF REPRESENTATIONS AND WARRANTIES

        Each of the representations and warranties of Buyer contained in this Agreement and the other Transaction Documents to which it is a party shall be true and correct as of the date hereof and at and as of the Closing Date as though made on that date, except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date.

8.2     PERFORMANCE OF AGREEMENTS

        Buyer shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any other Transaction Document to be performed and complied with by it at or prior to the Closing.

8.3     OPINION OF COUNSEL FOR BUYER

        The Company and the Shareholders shall have received the opinion of Perkins Coie LLP, counsel for Buyer, dated the Closing Date, in form and substance reasonably acceptable to Company and the Shareholder.

8.4     OFFICERS' CERTIFICATE

        The Shareholders shall have received a certificate of a Vice President and another officer of Buyer, dated the Closing Date, certifying that the conditions in Sections 8.1, 8.2, 8.5 and 8.6 have been fulfilled.

8.5     MATERIAL ADVERSE CHANGE

        Since the date hereof and through the Closing, there shall not have occurred any material adverse change in the business, operations, assets, liabilities, earnings,


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                                      -22-
condition (financial or other) of Buyer that would render Buyer unable to perform its obligations under the Transaction Documents.

8.6     APPROVALS AND CONSENTS

        All transfers of permits or licenses and all approvals, applications or notices to public agencies, federal, state, local or foreign, required to be obtained by Buyer for the consummation of the transactions contemplated hereby shall have been obtained, and all waiting periods specified by law shall have passed.

8.7     PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE

        All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall have been approved by counsel to the Company and the Shareholders and the Company and the Shareholders shall have received a certificate of the Secretary of Buyer, as to the authenticity and effectiveness of the actions of the Board of Directors of Buyer authorizing the purchase of the Shares and the other transactions contemplated by this Agreement and the other Transaction Documents to which Buyer is a party, and such other documents as are reasonably specified by counsel to the Company and the Shareholders.

8.8     COMPLIANCE WITH LAWS

        The consummation of the transactions contemplated by this Agreement shall be legally permitted by all laws and regulations to which the Company and the Shareholders are subject.

8.9     LEGAL PROCEEDINGS

        No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened that would enjoin, restrain, condition or prevent consummation of this Agreement or the transactions contemplated hereby.

8.10    FAIRNESS OPINION

        The Parent shall have received an opinion of a financial advisor acceptable to it, substantially to the effect that the consideration to be received by the Shareholder for the sale of the Shares pursuant to this Agreement is fair, from a financial point of view, to the Shareholder.


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                                      -23-

8.11    WAIVER BY INSIDERS

        Each of Robert Cavitt, Daniel Jensen and David Edwards shall execute a release, in a form and substance reasonably satisfactory to Shareholders, pursuant to which each of them releases Shareholders, the Company and their affiliates from and against any liability for loans, compensation and other claims relating to or arising prior to the Closing Date (other than claims arising under this Agreement or the Transaction Documents).

                 ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER

9.1     TERMINATION

        This Agreement may be terminated at any time prior to the Closing:

                (a) by mutual written consent of the Shareholders, Company and Buyer;

                (b) by the Company or either of the Shareholders, if Buyer shall have breached any of its representations, warranties or agreements;

                (c) by Buyer, if the Company and/or either of the Shareholders shall have breached any of its or their representations, warranties or agreements;

                (d)     by either the Shareholder or Buyer:

                        (i) if the Closing has not occurred by June 30, 2000; provided, however, that the right to terminate this Agreement under this subsection (d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                        (ii) if stockholder approval shall not have been obtained at the stockholders meeting of Parent duly convened therefor or at any adjournment or postponement thereof;

                        (iii) if prior to the Closing Date, the Board of Directors of either of the Shareholders has made the determination referred to in the penultimate sentence of Section 5.3(b); provided, however, that neither the Company nor the Shareholders may terminate this Agreement pursuant to this Section 9.1(d)(iii) unless and until three business days have elapsed following


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                                      -24-
        delivery to Buyer of a Notice of Superior Proposal with respect to a Superior Proposal by the Board of Directors of Parent.

                (e) by either the Company or Buyer if there shall be any law or regulation that makes consummation of the sale of the Shares by the Shareholder to Buyer illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Buyer or the Company from consummating the sale of the Shares by the Shareholder to Buyer is entered and such judgment, injunction, order or decree shall become final and nonappealable.

                (f) by Buyer if (i) the Board of Directors of Parent or any committee thereof shall have withdrawn or modified in a manner adverse to Buyer its approval or recommendation of the sale or this Agreement or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any Takeover Proposal or approved or recommended any Takeover Proposal or (ii) the Board of Directors of Parent shall have resolved to take any of the foregoing actions.

9.2     EFFECT OF TERMINATION

        In the event of the termination of this Agreement, the confidentiality obligations under Section 5.2, and Sections 9.2, 11.1, 11.2, 11.3 and 11.6 shall survive any such termination and nothing shall relieve any party from liability for any breach. In addition, the following shall apply:

                (a) In the event of the termination of this Agreement pursuant to Section 9.1(a), or by the Company or one of the Shareholders pursuant to Section 9.1(d), there shall be no further obligation on the part of any party.

                (b) In the event of the termination of this Agreement pursuant to Section 9.1(e) or by the Buyer pursuant to Section 9.1(c), (d) or
(f), Company and the Shareholders shall promptly repay any amounts advanced by Buyer to the Company.

9.3     AMENDMENT

        Buyer, the Company and the Shareholders may amend, modify or supplement this Agreement at any time, but only in writing duly executed on behalf of each of the parties to be bound thereby.


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                                      -25-

9.4     WAIVER

        At any time prior to the Closing, any party may (a) extend the time for the performance of any obligation or other act of any other party, (b) waive any inaccuracy in the representations and warranties contained in any Transaction Document, or (c) waive compliance with any agreement or condition in any Transaction Document. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound. The failure of any party at any time or times to require performance of any provisions shall in no manner affect its right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any terms, covenants, representations, warranties or agreements contained in this Agreement shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or any breach of any other terms, covenants, representations, warranties or agreements.

                    ARTICLE X - SURVIVAL AND INDEMNIFICATION

10.1    SURVIVAL

        All representations and warranties contained in this Agreement or the other Transaction Documents shall survive for a period of two years following the Closing, except that the representations and warranties of the Company shall terminate immediately after Closing. The covenants and agreements contained in this Agreement that contemplate performance after the Closing shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

10.2    INDEMNIFICATION

        10.2.1  INDEMNIFICATION BY THE SHAREHOLDERS

        The Shareholders shall jointly and severally indemnify and hold Buyer and its affiliates (the "BUYER INDEMNIFIED PARTIES") harmless from and against, and shall reimburse Buyer Indemnified Parties for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, taxes, costs or expenses (including but not limited to any legal and accounting fees and expenses) ("LOSSES") arising out of or in connection with:

                (a) any material inaccuracy in or other breach of any representation or warranty made by the Company or either of the Shareholders in this Agreement or in any other Transaction Document;


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                                      -26-

                (b) any material failure by the Company or the Shareholders to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or any other Transaction Document to which it is a party; or

                (c) any claim, demand, cause of action, suit, proceeding, hearing or investigation ("CLAIM") by any person or entity for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person or entity directly or indirectly with the Company, any of its officers, directors or employees, (other than Robert Cavitt or Daniel Jensen) or the Shareholders, in connection with any of the transactions contemplated by this Agreement or any other Transaction Document, and all taxes relating to periods on or prior to the Closing Date.

        10.2.2  INDEMNIFICATION BY BUYER

        Buyer shall indemnify and hold the Shareholders (the "SHAREHOLDER INDEMNIFIED PARTIES"; together with Buyer Indemnified Parties, the "INDEMNIFIED PARTIES") harmless from and against, and shall reimburse the Shareholder Indemnified Parties for, any and all Losses arising out of or in connection with:

                (a) any material inaccuracy in or other breach of any representation or warranty made by Buyer in this Agreement or in any other Transaction Document;

                (b) any material failure by Buyer to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or any other Transaction Document to which it is a party;

                (c) any Claim by any person or entity for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person or entity directly or indirectly with Buyer or any of its officers, directors or employees in connection with any of the transactions contemplated by this Agreement or any other Transaction Document, or

                (d) any Claim by any person or entity relating to operation of the Company's business from and after the Closing Date.

10.3    LIMITATIONS

        Any claim for indemnification must be asserted as provided in Section
10.4 within two years from the Closing Date; otherwise, this Article X shall be null, void and without effect.


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                                      -27-

10.4    PROCEDURE FOR INDEMNIFICATION

        10.4.1  CLAIM NOTICE

        In the event that any Indemnified Party sustains or incurs any Losses in respect of which indemnification may be sought pursuant to this Article X, such Indemnified Party may assert a claim for indemnification by giving written notice (the "CLAIM NOTICE") to the indemnifying party, which will describe in reasonable detail the facts and circumstances on which the asserted claim for indemnification is based. The Claim Notice will also specify how the Indemnified Party intends to recover such funds pursuant to this Agreement. Unless the claim described in the Claim Notice is contested by the indemnifying party by written notice to the Indemnified Party of the amount of the claim that is contested, given within 30 days of the receipt of the Claim Notice, the Indemnified Party may recover such undisputed amount of the claim described in the Claim Notice.

        10.4.2  DISPUTE NOTICE

        If, within thirty (30) days of the receipt by the indemnifying party of the Claim Notice, the indemnifying party contests in writing to the Indemnified Party and the Escrow Agent (if such claim is against the Shareholder) that such Loss constitutes an indemnifiable claim (the "DISPUTE NOTICE"), then the Indemnified Party and the indemnifying party, acting in good faith, shall attempt to reach agreement with respect to such claim.

        10.4.3  THIRD-PARTY CLAIMS

        With respect to claims for indemnification resulting from or in connection with any legal proceeding commenced by a third party, the Indemnified Party will give the Claim Notice to the indemnifying party no later than 20 days prior to the time any initial answer or response to the asserted claim is legally required under any applicable court or procedural rule. The indemnifying party will, subject to the limitations set forth in Section 10.3, promptly indemnify the Indemnified Party in accordance with the provisions of this
Article X and the Escrow Agreement.

10.5    INVESTIGATIONS; WAIVERS

        An Indemnified Party's right to indemnification provided for in this
Article X will remain in effect notwithstanding any investigation at any time by or on behalf of any party or any waiver by any party of any condition to such party's obligations to consummate the transactions contemplated hereby.


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                                      -28-

                              ARTICLE XI - GENERAL

11.1    EXPENSES

        11.1.1 Whether or not the transactions contemplated by this Agreement are consummated, each party shall each pay its own fees and expenses for the negotiation, preparation and carrying out of this Agreement and the other Transaction Documents (including legal and accounting fees and expenses); provided, however, that, should any action be brought hereunder, the attorneys' fees and expenses of the prevailing party shall be paid by the other party to such action. The Shareholder shall pay any transfer or similar taxes that may be payable in connection with the transactions contemplated by this Agreement.

        11.1.2 In the event that this Agreement is terminated (i) by any party hereto (A) pursuant to Section 9.1(d)(ii) and at or prior to the time of the Stockholders Meeting a Takeover Proposal shall have been publicly announced or
(B) pursuant to Section 9.1(d)(iii), (ii) by Buyer pursuant to Section 9.1(f) or
(iii) by Buyer pursuant to Section 9.1(c) in respect of a willful and material breach of a covenant or agreement by the Company or Shareholders, then in such case Shareholders shall, promptly, but in no event later than two days after the date of such termination, pay Buyer a fee equal to $200,000 plus all expenses of Buyer incurred in connection with this Agreement in immediately available funds by wire transfer (the "Termination Fee"). If this Agreement is terminated by any party hereto pursuant to Section 9.1(d) (to the extent the Parent has theretofore failed to hold the Stockholders Meeting in breach of its obligations under Section 6.1, and prior to the date 12 months following the date of the termination of this Agreement, the Company shall either (x) consummate a Company Acquisition (as hereinafter defined) or (y) enter into a written Acquisition Agreement providing for a Company Acquisition, then the Shareholders shall pay the Termination Fee in the case of clause (x) concurrently with the consummation of such Company Acquisition or in the case of clause (y) concurrently with the consummation of the transaction subject to such Acquisition Agreement (whether or not such transaction is consummated prior to the date 12 months following the date of the termination of this Agreement, but only in the event that such transaction subject to such Acquisition Agreement is in fact consummated). Shareholders acknowledge that the agreements contained in this Section 11.1.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement; accordingly, if Shareholders fail promptly to pay the amounts due pursuant to this Section 11.1.2, and, in order to obtain such payment, Buyer commences a suit which results in a judgment against the Shareholders for the amounts set forth in this Section 11.1.2, Shareholders shall pay to Buyer its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such


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                                      -29-
suit, together with interest on the amounts set forth in this Section 11.1.2 at the prime rate of Bank of America N.T. & S.A. in effect on the date such payment was required to be made. "Company Acquisition" shall mean any transaction or series of related transactions involving (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or Shareholders pursuant to which the stockholders of the Company immediately preceding such transaction or series of related transactions hold less than 60% of the equity interests in the surviving or resulting entity of such transaction or transactions (other than the transactions contemplated by this Agreement); (ii) a sale by the Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 40% of the fair market value of the Company's business immediately prior to such sale; or (iii) the acquisition by any person or group (including without limitation by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of 40% or more of the then outstanding shares of capital stock of the Company.

        11.1.3 If the Agreement is terminated by Buyer pursuant to Section 9.1(d)(ii)or (iii) or Section 9.1 (f) then, in addition to any fee payable pursuant to Section 11.1.3, the Shareholders shall, promptly, but in no event later than two business days after the date of such termination, pay Buyer a fee equal to $100,000.

11.2    SPECIFIC ENFORCEMENT

        The parties expressly agree that they will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, Buyer, the Company and the Shareholders shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

11.3    CONSEQUENTIAL DAMAGES

        No party shall be liable to the other parties for any special, indirect, incidental or consequential damages resulting from any breach of this Agreement.

11.4    ASSIGNMENT

        This Agreement shall not be assigned by operation of law or otherwise, except that Buyer may assign all or any of its rights and obligations to any of its affiliates. In


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                                      -30-
the event of any such permitted assignment, Buyer shall guarantee the performance of such obligations by such assignee.

11.5    NOTICES

        Unless otherwise provided, any notice under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in
(d), or (d) three days after deposit with the U.S. Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by 10 days' advance written notice to the other parties given in the foregoing manner.

         TO BUYER:

         JIA, INC.
         7600 NE 41st St., Suite 300
         Vancouver, WA  98662
         Facsimile:  360-256-9623
         Attention:  Robert Cavitt

         with a copy to:

         PERKINS COIE LLP
         1211 SW Fifth, Suite 1500
         Portland, OR 97204
         Facsimile:  (503) 727-2000
         Attention:  Patrick J. Simpson

         TO THE COMPANY:

         SUMMIT V, INC.
         7600 NE 41st St., Suite 300
         Vancouver, WA  98662
         Facsimile:  360-256-9623
         Attention:  David Edwards

         with a copy to:


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                                      -31-

         JEFFER MANGELS BUTLER & MARMARO
         2121 Avenue of the Stars
         Los Angeles, CA  90067
         Facsimile:  310-203-90067
         Attention:  Robert Steinberg

         TO THE SHAREHOLDERS:

         JENKON INTERNATIONAL,
         7600 NE 41st St., Suite 300
         Vancouver, WA  98662
         Facsimile:  360-256-9623
         Attention:  David Edwards

         with a copy to:

         JEFFER MANGELS BUTLER & MARMARO
         2121 Avenue of the Stars
         Los Angeles, CA  90067
         Facsimile:  310-203-90067
         Attention:  Robert Steinberg

11.6    GOVERNING LAW; JURISDICTION; VENUE

        This Agreement shall be governed by and construed under the laws of the state of Washington without regard to principles of conflict of laws. Any dispute among the parties relating to or arising out of this Agreement shall be settled by binding arbitration pursuant to the rules of the American Arbitration Association. Such arbitration shall take place in Vancouver, Washington and the parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in Clark County, Washington in connection with any action relating to the enforcement of any arbitral award.

11.7    SUCCESSORS AND ASSIGNS

        The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties.

11.8    SEVERABILITY

        If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance


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                                      -32-
of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11.9    ENTIRE AGREEMENT; COUNTERPARTS

        This Agreement constitutes the entire agreement among the parties with respect to this subject matter and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to this subject matter including the Stock Purchase Agreement dated March 15, 2000 among the same parties. This Agreement may be executed in two or more counterparts, which together shall constitute one instrument.

                            [SIGNATURE PAGE FOLLOWS]


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                                      -33-

        IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.


                                  JIA, INC.

                                  By
                                    ----------------------------
                                     Its
                                        ---------------------------


                                  SUMMIT V, INC.

                                  By
                                    ----------------------------
                                     Its
                                        ---------------------------


                                  JENKON INTERNATIONAL, INC. (DELAWARE)

                                  By
                                    ----------------------------
                                  By
                                    ----------------------------
                                     Its
                                        ---------------------------


                                  JENKON INTERNATIONAL, INC. (WASHINGTON)

                                  By
                                    ----------------------------
                                  By
                                    ----------------------------
                                     Its
                                        ---------------------------


STOCK PURCHASE AGREEMENT
                                      -34-

                                    EXHIBIT A

         TRADEMARKS:

         Direct Selling Today

         Jenkon

         Now!

         Summit V


         PENDING TRADEMARKS:

         JOL (stands for Jenkon On-Line)


         DOMAIN NAMES:

         jenkon.com

         jencon.com

         nownetwork.com

         jenkon-dev.com



STOCK PURCHASE AGREEMENT